                                                                  Exhibit (c)(7)


                                  June 29, 1999


JOHN KOEHLER
2402 BRYAN LANE
TARPON SPRINGS, FL 34689

Dear John:

         Upon the effective date of the merger between TechForce Corporation and Equant Acquisition Corp. (hereinafter the "Merger"), you shall be employed by Equant Integration Services, Inc., a Georgia Corporation (formerly known as TechForce Corporation) (hereinafter the "Company") on the terms set forth below. Please indicate your approval of these terms by signing where indicated below and returning the fully-executed original of this letter to me. Please retain a copy of this letter for your future reference.

1.       POSITION:

Chief Executive Officer and President reporting to Richard Blaustein. Through the end of the 1999 fiscal year, you shall retain substantially the same or similar authority to manage the Company as you did immediately prior to the Merger and the Company shall operate under substantially the same or similar business conditions as immediately prior to the Merger. If at anytime you believe that your authority or the business conditions have changed such that it may impact the Company's ability to meet its financial and business objectives, you should raise same with Richard Blaustein, who will work with you in good faith to address and respond to such issues.

2.       BASE ANNUAL SALARY:

$210,000 per annum to be paid on a bi-weekly basis in accordance with the Company's standard payroll practices.

3.       INCENTIVE BONUS FOR 1999:

On a pro-rata basis for the months remaining in 1999 following the effective date of the Merger, provided the Company meets 80% to 100% of its target net income before taxes of $5,200,000 for fiscal year 1999 (hereinafter "1999 Target Net Income") (calculated substantially in accordance with the accounting methods currently utilized by TechForce Corporation) and you remain an active employee of the Company through December 31, 1999, as an incentive bonus, you will be eligible to receive that percentage of your current annual base salary that corresponds to the Company's performance in relation to its 1999 Target Net Income.

4.       STOCK OPTIONS:

You will be entitled to participate in the Equant N.V. Share Option Plan in accordance with its terms and conditions.

5.       BENEFITS/BONUSES:

You will be entitled to participate in any bonus or incentive plans, benefit plans, medical insurance plans, life insurance plans, disability insurance, retirement plans, and other benefit plans which the Company may have in effect for its key employees, provided that so long as you remain employed, the amount of the overall compensation package for which you are eligible hereunder shall not be reduced through the year 2000.

6.       VACATION/HOLIDAYS:

You will be entitled to four (4) weeks of paid vacation and four floating holidays per year. You will also be entitled to all paid holidays given by the Company to its key employees

7.       SEVERANCE/RETENTION BENEFIT:

(a) You shall receive the severance/retention benefit described below (i) in the event your employment with the Company is terminated by the company without Cause or you terminate your employment with Good Reason, as such terms are defined hereafter, prior to December 31, 1999; (ii) in the event the Company achieves 80% of its 1999 Net Target Income and your employment is terminated by the Company without Cause or you terminate your employment with Good Reason between January 1, 2000 and the one-year anniversary of the effective date of the Merger; (iii) in the event the Company achieves 80% of its 1999 Target Net Income and you remain an active employee of the Company on the one-year anniversary of the effective date of the Merger; or (iv) in the event of a disability that renders you unable to perform the essential functions of your position with or without a reasonable accommodation for a period of 180-days or your death during the twelve (12) month period following the effective date of the Merger.

(b) For purposes of this letter agreement, "Cause" means your (i) willful and continued failure to perform your duties at the Company, (ii) misconduct that is injurious to the Company, financially or otherwise, (iii) commission of an act of fraud or dishonesty relating to and adversely affecting the Company,
(iv) conviction of a felony in connection with your employment with the Company, or (v) habitual failure, after written notice specifying such failure and a reasonable opportunity to cure such failure, to perform your employment duties at the Company in a satisfactory manner.

(c) For purposes of this letter agreement, "Good Reason" means (i) a substantial and material diminution in your duties, responsibilities, compensation and/or benefits; or (ii) a requirement that you regularly report to work at a facility that is more than thirty (30) miles from the facility to which you currently regularly report to work unless otherwise agreed by you. Provided, however, that for purposes of this Section
(c) before you may terminate your employment for Good Reason, within fifteen
(15) days of receiving actual knowledge of the action that you claim constitutes Good Reason you must provide the Company with written notice and a thirty (30) day opportunity to cure and, further, provided, that a change in your current title, absent a substantial and material diminution in your responsibilities, duties, compensation and/or benefits shall not constitute Good Reason within the meaning of this Section 7(c).

(d) Upon the occurrence of the circumstances described in Sections 7(a)(i) or 7(a)(iv) above, you are eligible to receive the following compensation and benefits: (1) the gross amount of $414,000 (hereinafter "the Monetary Benefit");
(2) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for you, your spouse and any dependents; and (3) an amount equal to the premiums needed to purchase life insurance and disability insurance comparable to the amount of such insurance you had during your employment for a period of twelve (12) months.

(e) Upon the occurrence of the circumstances described in Sections 7(a)(ii) or 7(a)(iii) above, you are eligible to receive the following compensation and benefits: (1) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for you, your spouse and any dependents; (2) an amount equal to the premiums needed to purchase life insurance and disability insurance for a period of twelve (12) months comparable to the amount of such insurance you had during your employment; and (3) a percentage of the Monetary Benefit calculated as follows:

- If the Company achieves 80% to 100% of 1999 Target Net Income, you shall be entitled to a corresponding percentage of the Monetary Benefit.

- If the Company achieves over 100% of 1999 Target Net Income, you shall be entitled to a 1.5 accelerator on the amount of overachievement up to and including 125% of Target Net Income.

(f) YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF THE TECHFORCE CORPORATION TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN (THE "TWELVE MONTH PLAN") AND ARE AWARE OF THE RIGHTS, INCLUDING RIGHTS TO SALARY CONTINUATION BENEFITS, PROVIDED UNDER THAT PLAN. IN CONSIDERATION OF OUR AGREEMENT TO PAY YOU A SEVERANCE/RETENTION BENEFIT IN THE CIRCUMSTANCES DESCRIBED ABOVE, BY SIGNING THIS LETTER AGREEMENT YOU VOLUNTARILY WAIVE ANY BENEFIT TO WHICH YOU MIGHT OTHERWISE BE ENTITLED UNDER THE TWELVE MONTH PLAN. BECAUSE THIS WAIVER INVOLVES POTENTIALLY VALUABLE LEGAL RIGHTS, WE ENCOURAGE YOU TO OBTAIN LEGAL COUNSEL BEFORE AGREEING TO THIS WAIVER. IF YOUR WAIVER SHOULD BE INVALIDATED FOR ANY REASON, AND AS A CONSEQUENCE YOU BECOME ENTITLED TO BENEFITS UNDER THE TWELVE MONTH PLAN, OUR AGREEMENT TO PAY YOU SEVERANCE/RETENTION BENEFITS IN ACCORDANCE WITH THE PRECEDING PARAGRAPHS SHALL BE VOID, AND YOU AGREE TO IMMEDIATELY RETURN TO THE COMPANY ANY SEVERANCE/RETENTION BENEFIT PREVIOUSLY PAID TO YOU PURSUANT TO SUCH PARAGRAPH.

(g) The Monetary Benefit or any percentage thereof shall be subject to all applicable withholdings and taxes.

(h) The severance/retention benefits described in this Section 7 shall be made only after you execute a release and waiver containing such terms and conditions as the Company may reasonably require, but not waiving any rights under this Agreement.

(i) Other than those severance/retention payments described in this Section 7 and except as required by law, you shall not be eligible to receive any additional benefits, payments or compensation upon the termination or resignation of your employment for any reason.

8.       CONFIDENTIALITY/NO-SOLICITATION:

Your employment will be subject to a confidentiality and no-solicitation agreement, which is attached hereto and made part hereof as Attachment A.

9.       COMPLETE AGREEMENT:

This letter agreement and any attachments hereto constitute the entire agreement between the parties with respect to the subject matter herein and supersede all prior agreements, whether oral or written, between the parties and/or any predecessors in interest, including without limitation TechForce, with respect to any related subject matter. This letter agreement may not be modified or amended except in a writing signed by both of the parties and Richard Blaustein, Vice President and General Manager of Equant Integration Services, Inc.

10.      GOVERNING LAW:

This is a New York contract and shall be construed and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law principles of such state with respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

11.      EFFECTIVE DATE:

This letter agreement shall not become effective until the effective date of the Merger ("Effective Date") and cannot be revoked prior to the effective date of the Merger. If for any reason the Merger is not consummated, this letter agreement shall have no force and effect.

12.      TERM OF EMPLOYMENT:

Your employment with the Company may be terminated by either party for any reason upon giving thirty (30) days' prior written notice.

Sincerely,


-----------------------                              ------------------------
Jerrel Kee                                           Agreed:  John Koehler
Vice President of Finance
and Chief Financial Officer                          Date:
TechForce Corporation

                                  June 29, 1999

MR. JERREL W. KEE
4542 JUNIPER DRIVE
PALM HARBOR, FL  34685

Dear Jerrel:

         Upon the effective date of the merger between TechForce Corporation and Equant Acquisition Corp. (hereinafter the "Merger"), you shall be employed by Equant Integration Services, Inc., a Georgia Corporation (formerly known as TechForce Corporation) (hereinafter the "Company") on the terms set forth below. Please indicate your acceptance of these terms by signing where indicated below and returning the fully-executed original of this letter to me. Please retain a copy of this letter for your future reference.

1.       POSITION:

Vice President of Finance and Chief Financial Officer reporting to John Koehler.

2.       BASE ANNUAL SALARY:

$175,000 per annum to be paid on a bi-weekly basis in accordance with the Company's standard payroll practices.

3.       INCENTIVE BONUS FOR 1999:

On a pro-rata basis for the months remaining in 1999 following the effective date of the Merger, provided the Company meets 80% to 100% of its target net income before taxes of $5,200,000 for fiscal year 1999 (hereinafter "1999 Target Net Income") (calculated substantially in accordance with the accounting methods currently utilized by TechForce Corporation) and you remain an active employee of the Company through December 31, 1999, as an incentive bonus, you will be eligible to receive that percentage of your current bonus eligibility (60% of your current annual base salary) that corresponds to the Company's performance in relation to its 1999 Target Net Income.

4.       STOCK OPTIONS:

You will be entitled to participate in the Equant N.V. Share Option Plan in accordance with its terms and conditions.

5.       BENEFITS/BONUSES:

You will be entitled to participate in any bonus or incentive plans, benefit plans, medical insurance plans, life insurance plans, disability insurance, retirement plans, and other benefit plans which the Company may have in effect for its key employees, provided that so long as you remain employed, the amount of the overall compensation package for which you are eligible hereunder shall remain not be reduced through the year 2000.

6.       VACATION/HOLIDAYS:

You will be entitled to three (3) weeks of paid vacation and four floating holidays per year. You will also be entitled to all paid holidays given by the Company to its key employees.

7.       SEVERANCE/RETENTION BENEFITS:

(a) You shall receive severance/retention benefits described below (i) in the event your employment with the Company is terminated by the Company other than for Cause or you terminate your employment with Good Reason, as such terms are defined hereafter, at any time during the twelve (12) month period following the effective date of the Merger; (ii) should you voluntarily resign your employment with the Company following the successful closing of the Company's financial books at the end of the 1999 fiscal year and the issuance of an unqualified opinion of the year end financial audit report provided, however, that such resignation must occur no later than the twelve (12) month anniversary of the effective date of the Merger; (iii) in the event of a disability that renders you unable to perform the essential functions of your position with or without a reasonable accommodation for a period of 180-days or your death during the twelve (12) month period following the effective date of the Merger; or (iv) should you remain an active employee of the Company on the 12-month anniversary of the effective date of the Merger provided that there was a successful closing of the Company's financial books at the end of the 1999 fiscal year and a clean, unqualified opinion of the year-end financial audit report was issued.

(b) For purposes of this letter agreement, "Cause" means your (i) willful and continued failure to perform your duties at the Company, (ii) misconduct that is injurious to the Company, financially or otherwise, (iii) commission of an act of fraud or dishonesty relating to and adversely affecting the Company,
(iv) conviction of a felony in connection with your employment with the Company, or (v) habitual failure, after written notice specifying such failure and a reasonable opportunity to cure such failure, to perform your employment duties at the Company in a satisfactory manner.

(c) For purposes of this letter agreement, "Good Reason" means (i) a substantial and material diminution in your duties, responsibilities, compensation and/or benefits; or (ii) a requirement that you regularly report to work at a facility that is more than thirty (30) miles from the facility to which you currently regularly report to work unless otherwise agreed by you. Provided, however, that for purposes of this Section (c) before you may terminate your employment for Good Reason, within fifteen (15) days of receiving actual knowledge of the action that you claim constitutes Good Reason you must provide the Company with written notice and a thirty (30) day opportunity to cure.

(d) Upon the occurrence of Section 7(a)(i), 7(a)(ii), 7(a)(iii) or 7(a)(iv) above, you will be entitled to the following compensation and benefits: (1) $280,000, less all applicable withholdings and taxes; (2) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for you, your spouse and any dependents; and (3) an amount equal to the premiums needed to purchase life insurance and disability insurance comparable to the amount of such insurance you had during your employment for a period of twelve (12) months.

(e) YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF THE TECHFORCE CORPORATION TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN (THE "TWELVE MONTH PLAN") AND ARE AWARE OF THE RIGHTS, INCLUDING RIGHTS TO SALARY CONTINUATION BENEFITS, PROVIDED UNDER THAT PLAN. IN CONSIDERATION OF OUR AGREEMENT TO PAY YOU A SEVERANCE/RETENTION BENEFIT IN THE CIRCUMSTANCES DESCRIBED ABOVE, BY SIGNING THIS LETTER AGREEMENT YOU VOLUNTARILY WAIVE ANY BENEFIT TO WHICH YOU MIGHT OTHERWISE BE ENTITLED UNDER THE TWELVE MONTH PLAN. BECAUSE THIS WAIVER INVOLVES POTENTIALLY VALUABLE LEGAL RIGHTS, WE ENCOURAGE YOU TO OBTAIN LEGAL COUNSEL BEFORE AGREEING TO THIS WAIVER. IF YOUR WAIVER SHOULD BE INVALIDATED FOR ANY REASON, AND AS A CONSEQUENCE YOU BECOME ENTITLED TO BENEFITS UNDER THE TWELVE MONTH PLAN, OUR AGREEMENT TO PAY YOU SEVERANCE/RETENTION BENEFITS IN ACCORDANCE WITH THE PRECEDING PARAGRAPHS SHALL BE VOID, AND YOU AGREE TO IMMEDIATELY RETURN TO THE COMPANY ANY SEVERANCE/RETENTION BENEFIT PREVIOUSLY PAID TO YOU PURSUANT TO SUCH PARAGRAPH.

(f) In the event of Executive's termination without Cause, he shall also receive severance pay in the amount of six (6) months of base annual salary, less applicable taxes and withholdings.

(g) The severance/retention benefits described in this Section 7 shall be made only after you execute a release and waiver containing such terms and conditions as the Company may reasonably require, but not waiving any rights under this Agreement.

(h) Other than those severance/retention payments described in this Section 7 and except as required by law, you shall not be eligible to receive any additional benefits, payments or compensation upon the termination or resignation of your employment for any reason.

8.       CONFIDENTIALITY/NON-SOLICITATION:

Your employment will be subject to a separate confidentiality and no-solicitation agreement, which is attached hereto and made part hereof as Attachment A.

9.       COMPLETE AGREEMENT:

This letter agreement and any attachments hereto constitute the entire agreement between the parties with respect to the subject matter herein and supersede all prior agreements, whether oral or written, between the parties and/or any predecessors in interest, including without limitation TechForce Corporation, with respect to any related subject matter. This letter agreement may not be modified or amended except by a writing signed by both of the parties and Richard Blaustein, Vice President and General Manager of Equant Integration Services, Inc.

10.      GOVERNING LAW:

This is a New York contract and shall be construed and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law principles of such state with respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

12.      EFFECTIVE DATE:

This letter agreement shall not become effective until the effective date of the Merger ("Effective Date") and cannot be revoked prior to the effective date of the Merger. If for any reason the Merger is not consummated, this letter agreement shall have no force and effect.

13.      TERM OF EMPLOYMENT:

Your employment with the Company may be terminated by either party for any reason upon giving thirty (30) days' prior written notice.

Sincerely,


-----------------------                              ------------------------
John Koehler                                         Agreed:  Jerrel W. Kee
President & CEO of                                   Date:
TechForce Corporation

                                  June 29, 1999

MR. JAMES MACCHIAROLA
3671 EXECUTIVE DRIVE
PALM HARBOR, FLORIDA 34685

Dear Jim:

         Upon the effective date of the merger between TechForce Corporation and Equant Acquisition Corp. (hereinafter the "Merger"), you shall be employed by Equant Integration Services, Inc., a Georgia Corporation (formerly known as TechForce Corporation) (hereinafter the "Company") on the terms set forth below. Please indicate your acceptance of these terms by signing where indicated below and returning the fully-executed original of this letter to me. Please retain a copy of this letter for your future reference.

1.       POSITION:

Corporate Vice President reporting to John Koehler and Richard Blaustein.

2.       BASE ANNUAL SALARY:

$170,000 per annum to be paid on a bi-weekly basis in accordance with the Company's standard payroll practices.

3.       CHANGE-OF-CONTROL PAYMENT:

Following the effective date of the Merger, you shall be paid the net amount of $150,000.

4.       INCENTIVE BONUS FOR 1999:

On a pro-rata basis for the months remaining in 1999 following the effective date of the Merger, provided the Company meets 80% to 100% of its target net income before taxes of $5,200,000 for fiscal year 1999 (hereinafter "1999 Target Net Income") (calculated substantially in accordance with the accounting methods currently utilized by TechForce Corporation) and you remain an active employee of the Company through December 31, 1999, as an incentive bonus, you will be eligible to receive that percentage of your current bonus eligibility (60% of your current annual base salary) that corresponds to the Company's performance in relation to its 1999 Target Net Income.

5.       STOCK OPTIONS:

You will be entitled to participate in the Equant N.V. Share Option Plan in accordance with its terms and conditions.

6.       BENEFITS/BONUSES:

You will be entitled to participate in any bonus or incentive plans, benefit plans, medical insurance plans, life insurance plans, disability insurance, retirement plans, and other benefit plans which the Company may have in effect for its key employees, provided that so long as you remain employed, the amount of the overall compensation package for which you are eligible hereunder shall not be reduced through the second anniversary of the effective date of the Merger.

7.       VACATION/HOLIDAYS:

You will be entitled to four (4) weeks of paid vacation and four floating holidays per year. You will also be entitled to all paid holidays given by the Company to its key employees.

8.       SEVERANCE/RETENTION BENEFITS:

(a) You shall receive severance/retention benefits described below (i) in the event your employment with the Company is terminated by the Company other than for Cause or you terminate your employment with Good Reason, as such terms are defined below, at any time during the 24-month period following the effective date of the Merger; (ii) in the event of a disability that renders you unable to perform the essential functions of your position with or without a reasonable accommodation for a period of 180-days or your death during the 24-month period following the effective date of the Merger; or (iii) should you remain an active employee of the Company on the 24-month anniversary of the effective date of the Merger.

(b) For purposes of this Agreement, "Cause" means your (i) willful and continued failure to perform your duties at the Company, after written notice specifying such failure and a reasonable opportunity to cure such failure; (ii) misconduct that is injurious to the Company, financially or otherwise, (iii) commission of an act of fraud or dishonesty relating to and adversely affecting the Company, (iv) conviction of a felony in connection with your employment with the Company, or (v) habitual failure, after written notice specifying such failure and a reasonable opportunity to cure such failure, to perform your employment duties at the Company in a satisfactory manner.

(c) For purposes of this letter agreement, "Good Reason" means (i) a substantial and material diminution in your duties, responsibilities, compensation and/or benefits; or (ii) a requirement that you regularly report to work at a facility that is more than thirty (30) miles from the facility to which you currently regularly report to work unless otherwise agreed by you. Provided, however, that for purposes of this Section (c) before you may terminate your employment for Good Reason, within fifteen (15) days of receiving actual knowledge of the action that you claim constitutes Good Reason you must provide the Company with written notice and a thirty (30) day opportunity to cure.

(d) Upon the occurrence of Sections 8(a)(i), 8(a)(ii) or 8(a)(iii) above, you will be entitled to the following compensation and benefits: (1) $300,000, less all applicable taxes and withholdings; (2) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for you, your spouse and any dependents; and (3) an amount equal to the premiums needed to purchase life insurance and disability insurance comparable to the amount of such insurance you had during your employment for a period of twelve (12) months.

(e) YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF THE TECHFORCE CORPORATION TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN (THE "TWELVE MONTH PLAN") AND ARE AWARE OF THE RIGHTS, INCLUDING RIGHTS TO SALARY CONTINUATION BENEFITS, PROVIDED UNDER THAT PLAN. IN CONSIDERATION OF OUR AGREEMENT TO PAY YOU A SEVERANCE/RETENTION BENEFIT IN THE CIRCUMSTANCES DESCRIBED ABOVE, BY SIGNING THIS LETTER AGREEMENT YOU VOLUNTARILY WAIVE ANY BENEFIT TO WHICH YOU MIGHT OTHERWISE BE ENTITLED UNDER THE TWELVE MONTH PLAN. BECAUSE THIS WAIVER INVOLVES POTENTIALLY VALUABLE LEGAL RIGHTS, WE ENCOURAGE YOU TO OBTAIN LEGAL COUNSEL BEFORE AGREEING TO THIS WAIVER. IF YOUR WAIVER SHOULD BE INVALIDATED FOR ANY REASON, AND AS A CONSEQUENCE YOU BECOME ENTITLED TO BENEFITS UNDER THE TWELVE MONTH PLAN, OUR AGREEMENT TO PAY YOU SEVERANCE/RETENTION BENEFITS IN ACCORDANCE WITH THE PRECEDING PARAGRAPHS SHALL BE VOID, AND YOU AGREE TO IMMEDIATELY RETURN TO THE COMPANY ANY SEVERANCE/RETENTION BENEFIT PREVIOUSLY PAID TO YOU PURSUANT TO SUCH PARAGRAPH.

(f) The severance/retention benefits described in this Section 8 shall be made only after you execute a release and waiver containing such terms and conditions as the Company may reasonably require, but not waiving any rights under this Agreement.

(g) Other than those severance/retention payments described in this Section 8 and except as required by law, you shall not be eligible to receive any additional benefits, payments or compensation upon the termination or resignation of your employment for any reason.

9.       CONFIDENTIALITY/NO-SOLICITATION:

Your employment will be subject to a confidentiality and no-solicitation agreement, which is attached hereto and made part hereof as Attachment A.

10.      COMPLETE AGREEMENT:

This letter agreement and any attachments hereto constitute the entire agreement between the parties with respect to the subject matter herein and supersede all prior agreements, whether oral or written, between the parties and/or any predecessors in interest, including without limitation TechForce Corporation, with respect to any related subject matter. This letter agreement may not be modified or amended except by a writing signed by both of the parties and Richard Blaustein.

11.      GOVERNING LAW:

This is a New York contract and shall be construed and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law principles of such state with respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

12.      EFFECTIVE DATE:

This letter agreement shall not become effective until the effective date of the Merger ("Effective Date") and cannot be revoked prior to the effective date of the Merger. If for any reason the Merger is not consummated, this letter agreement shall have no force and effect.

13.      TERM OF EMPLOYMENT:

Your employment with the Company may be terminated by either party for any reason upon giving thirty (30) days' prior written notice.

Sincerely,


-----------------------                              ------------------------
John Koehler                                         Agreed:  James Macchiarola
President & CEO of                                   Date:
TechForce Corporation

                                                              June 30, 1999

MR. ROBERT HARVEY
1730 INDIAN RIDGE DRIVE
WOODSTOCK, GA  30189

Dear Bob:

         Upon the effective date of the merger between TechForce Corporation and Equant Acquisition Corp. (hereinafter the "Merger"), you shall be employed by Equant Integration Services, Inc., a Georgia Corporation (formerly known as TechForce Corporation) (hereinafter the "Company") on the terms set forth below. Please indicate your acceptance of these terms by signing where indicated below and returning the fully-executed original of this letter to me. Please retain a copy of this letter for your future reference.

1.       POSITION:

Senior Vice President reporting to John Koehler and Richard Blaustein.

2.       BASE ANNUAL SALARY:

$160,000 per annum to be paid on a bi-weekly basis in accordance with the Company's standard payroll practices.

3.       INCENTIVE BONUS FOR 1999:

On a pro-rata basis for the months remaining in 1999 following the effective date of the Merger, you will be eligible to receive up to 60% of your current annual base salary as an incentive bonus subject to meeting the performance and revenue and operating profit objectives established or to be established by the Company for 1999 and provided that you remain an active employee of the Company through December 31, 1999.

4.       STOCK OPTIONS:

You will be entitled to participate in the Equant N.V. Share Option Plan in accordance with its terms and conditions.

5.       SIGN-ON OPTIONS:

Upon commencement of employment, you shall be issued 5,000 stock options, which shall vest in accordance with the terms and conditions of the Equant N.V. Share Option Plan.

6.       BENEFITS/BONUSES:

You will be entitled to participate in any bonus or incentive plans, benefit plans, medical insurance plans, life insurance plans, disability insurance, retirement plans, and other benefit plans which the Company may have in effect for its key employees, provided that so long as you remain employed, the amount of the overall compensation package for which you are eligible hereunder shall not be reduced through the year 2000.

7.       VACATION/HOLIDAYS:

You will be entitled to three (3) weeks of paid vacation and three floating holidays per year. You will also be entitled to all paid holidays given by the Company to its key employees

8.       SEVERANCE BENEFITS:

(a) You shall receive severance benefits described below (i) in the event your employment with the Company is terminated by the Company other than for Cause or you terminate your employment with Good Reason, as such terms are defined below, at any time during the twelve (12) month period following the effective date of the Merger; or (ii) in the event of a disability that renders you unable to perform the essential functions of your position with or without a reasonable accommodation for a period of 180-days or your death during the 12-month period following the effective date of the Merger.

(b) For purposes of this letter agreement, "Cause" means your (i) willful and continued failure to perform your duties at the Company, (ii) misconduct that is injurious to the Company, financially or otherwise, (iii) commission of an act of fraud or dishonesty relating to and adversely affecting the Company,
(iv) conviction of a felony in connection with your employment with the Company, or (v) habitual failure, after written notice specifying such failure and a reasonable opportunity to cure such failure, to perform your employment duties at the Company in a satisfactory manner.

(c) For purposes of this letter agreement, "Good Reason" means (i) a substantial and material diminution in your duties, responsibilities, compensation and/or benefits; or (ii) a requirement that you regularly report to work at a facility that is more than thirty (30) miles from the facility to which you currently regularly report to work unless otherwise agreed by you. Provided, however, that for purposes of this Section (c) before you may terminate your employment for Good Reason, within fifteen (15) days of receiving actual knowledge of the action that you claim constitutes Good Reason you must provide the

Company with written notice and a thirty (30) day opportunity to cure.

(d) Upon the occurrence of Sections 8(a)(i) or 8(a)(ii) above, you will be entitled to the following compensation and benefits: (1) $256,000, less all applicable taxes and withholdings; (2) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for you, your spouse and any dependents; and (3) an amount equal to the premiums needed to purchase life insurance and disability insurance comparable to the amount of such insurance you had during your employment for a period of twelve (12) months.

(e) YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF THE TECHFORCE CORPORATION TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN (THE "TWELVE MONTH PLAN") AND ARE AWARE OF THE RIGHTS, INCLUDING RIGHTS TO SALARY CONTINUATION BENEFITS, PROVIDED UNDER THAT PLAN. IN CONSIDERATION OF OUR AGREEMENT TO PAY YOU A SEVERANCE BENEFIT IN THE CIRCUMSTANCES DESCRIBED ABOVE, BY SIGNING THIS LETTER AGREEMENT YOU VOLUNTARILY WAIVE ANY BENEFIT TO WHICH YOU MIGHT OTHERWISE BE ENTITLED UNDER THE TWELVE MONTH PLAN. BECAUSE THIS WAIVER INVOLVES POTENTIALLY VALUABLE LEGAL RIGHTS, WE ENCOURAGE YOU TO OBTAIN LEGAL COUNSEL BEFORE AGREEING TO THIS WAIVER. IF YOUR WAIVER SHOULD BE INVALIDATED FOR ANY REASON, AND AS A CONSEQUENCE YOU BECOME ENTITLED TO BENEFITS UNDER THE TWELVE MONTH PLAN, OUR AGREEMENT TO PAY YOU SEVERANCE BENEFITS IN ACCORDANCE WITH THE PRECEDING PARAGRAPHS SHALL BE VOID, AND YOU AGREE TO IMMEDIATELY RETURN TO THE COMPANY ANY SEVERANCE BENEFIT PREVIOUSLY PAID TO YOU PURSUANT TO SUCH PARAGRAPH.

(f) The severance benefits described in this Section 8 shall be made only after you execute a release and waiver containing such terms and conditions as the Company may reasonably require, but not waiving any rights under this agreement.

(g) Other than those severance benefits described in this Section 8 and except as required by law, you shall not be eligible to receive any additional benefits, payments or compensation upon the termination or resignation of your employment for any reason.

9.       CONFIDENTIALITY/NO-SOLICITATION:

Your employment will be subject to a confidentiality and no-solicitation agreement, which is attached hereto and made part hereof as Attachment A.

10.      COMPLETE AGREEMENT:

This letter agreement and any attachments hereto constitute the entire agreement between the parties with respect to the subject matter herein and supersede all prior agreements, whether oral or written, between the parties and/or any predecessors in interest, including without limitation TechForce, with respect to any related subject matter. This letter agreement may not be modified or amended except by a writing signed by both of the parties and Richard Blaustein.

11.      GOVERNING LAW:

This is a New York contract and shall be construed and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of law principles of such state with respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Second Circuit.

12.      EFFECTIVE DATE:

This letter agreement shall not become effective until the effective date of the Merger and cannot be revoked prior to the effective date of the Merger. If for any reason the Merger is not consummated, this letter agreement shall have no force and effect.

13.      TERM OF EMPLOYMENT:

Your employment with the Company may be terminated by either party for any reason upon giving thirty (30) days' prior written notice.



Sincerely,


-----------------------                              ------------------------
John Koehler                                         Agreed:  Robert Harvey
President & CEO of                                   Date:
TechForce Corporation